                          IN THE DISTRICT COURT OF THE
                 FOURTH JUDICIAL DISTRICT OF THE STATE OF IDAHO
                          IN AND FOR THE COUNTY OF ADA

- ---------------------------------------------------    x
DANIEL WOHLGELERNTER, ET AL.,                     :
                      -- ---                      :
                 Plaintiff,                       :
     v.                                           :  Case No. CV-OC-9500656D
                                                  :
WILLIAM J. AGEE, ET AL.,                          :
                 ------                           :
                 Defendants.                      :
- ---------------------------------------------------    x


                            STIPULATION OF SETTLEMENT

     THIS STIPULATION (the "Stipulation") is entered on this 12 day of March, 1996, by and among plaintiff Daniel Wohlgelernter acting derivatively, all defendants herein (collectively, the "Parties") and the Insurers, by and through their respective undersigned attorneys, all of whom state that:

                                       I.

                                 THE LITIGATION

     On February 15, 1995, this action was filed in the District Court for the Fourth District, Ada County, Idaho, ("the Litigation") by plaintiff Daniel Wohlgelernter, a stockholder in Morrison Knudsen Corporation ("MK"), against defendants William J. Agee, Gunnar E. Sarsten, Stephen R. Grant, Stephen G. Hanks, Michael J. Farrell, John P. Herbots, Joseph G. Fearon, Thomas J. Smith, James F. Cleary, Peter S. Lynch, Gerald R. Roche, John Arrillaga, Christopher B. Hemmeter, Robert A. McCabe, Lindsay E. Fox, Irene C. Peden, John W. Rodgers, Jr., and Peter W. Ueberroth (the "Individual Defendants"), and MK and MK Rail

Corporation ("MK Rail"), a corporation the majority of whose shares are owned by MK and the remainder of which are owned by the public (collectively, the "Defendants"). Plaintiff asserted derivative claims relating to injuries allegedly sustained by MK and double derivative claims relating to injuries allegedly sustained by MK Rail. THIS STIPULATION RELATES ONLY TO THE DOUBLE DERIVATIVE CLAIMS ON BEHALF OF MK RAIL.

     Plaintiff believes that the claims asserted in this action have merit and that the evidence developed to date supports the claims asserted. The Individual Defendants specifically deny any liability whatsoever and have asserted numerous defenses to the claims and causes of action against them, which they believe would be established if this action continued to conclusion. All Parties, however, recognize and acknowledge that the expense and length of continued proceedings necessary to prosecute this action against the Individual Defendants through trials and appeals would be substantial. The Parties also have taken into account the uncertain outcome and risk of any litigation, especially complex actions such as this one, as well as the difficulties and delays inherent in such litigation and the likelihood of protracted appellate review. All Parties recognize that these considerations are particularly compelling in view of MK Rail's plans to develop its business and increase stockholder value. Moreover, the Parties have incurred substantial legal fees and expenses to date and, if this action were to continue, would incur substantial additional legal fees and expenses.

     The Parties and the Insurers have engaged in lengthy, arduous and intense arms-length settlement negotiations. After months of such negotiations, they reached the agreement embodied in this Stipulation (the "Settlement"). The Defendants, without admitting or conceding liability, and the Plaintiff, without admitting merit or the lack of merit of any claim or defense, wish to avoid the costs, expenses, disruption and uncertainties associated with continuation of this action.

     Plaintiff and his Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon MK Rail. Based upon their evaluation, Plaintiff and his Counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable, adequate, and in the best interests of the Plaintiff, the current holders of MK Rail common stock, and MK Rail.

     MK Rail has given extensive consideration to all of the foregoing and has determined independently that the Settlement reflected herein is fair, reasonable and adequate to MK Rail, and provides MK Rail with reasonably equivalent value for the claims herein being released.

     It is the intention of the Parties and the Insurers that the proposed Settlement resolve all Settled Claims, including Unknown Claims, as defined in this Stipulation. This Stipulation does not, however, resolve the derivative claims asserted on behalf of MK, which are governed by a separate stipulation of settlement.

                                       II.

              PRETRIAL PROCEEDINGS AND DISCOVERY IN THE LITIGATION

     Through an analysis and evaluation of the facts and law supporting Plaintiff's claims, Plaintiff's Counsel and Plaintiff have concluded that this settlement is in the best interests of MK Rail and its stockholders.

     Beginning in May, 1995 and continuing into February, 1996, the Parties and the Insurers engaged in long, arduous negotiations under the direction of retired United States District Court Judge J. Lawrence Irving. Based upon these settlement negotiations, the aforementioned analysis, and subsequent negotiations, the Parties reached a settlement that all Parties believe is in the best interests of Plaintiff, MK Rail, and MK Rail's stockholders.

                                      III.

                               PLAINTIFF'S CLAIMS

     In the double derivative action against the Individual Defendants, Plaintiff asserts claims for violation of certain common law fiduciary duties owed by the Individual Defendants to MK Rail and seeks damages based upon allegations, among others, that the Individual Defendants failed to conduct the Company's business and affairs appropriately and to supervise certain management personnel adequately.

     Plaintiff believes that his claims have substantial merit. Entering into or carrying out this Stipulation (or the exhibits hereto) and any negotiations or proceedings related hereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession by Plaintiff with regard to the merits of his claims and shall not be offered or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation and exhibits; except that this Stipulation and exhibits hereto may be filed in this action or related litigation as evidence of the Settlement or in any subsequent action against or by the Defendants or the Released Parties to support a defense of RES JUDICATA, collateral estoppel, accord and satisfaction, release, or other theory of claim or issue preclusion, or similar defense.

                                       IV.

                        BENEFITS OF SETTLEMENT TO MK RAIL

     MK Rail's Counsel and MK Rail recognize and acknowledge the expense and length of continued proceedings necessary to prosecute this action against the Defendants through trial and appeals. MK Rail's Counsel and MK Rail also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this one, as well as the difficulties and delays inherent in such litigation. MK Rail's Counsel and MK Rail have taken into account the strengths and uncertainties of the claims asserted in this action, the possible defenses to the claims asserted, and the substantial benefits of the Settlement to MK Rail. MK Rail's Counsel and MK Rail have considered the current financial condition of MK and MK Rail, and its impact on

MK's ability to conduct future business, the effects of this action upon MK's need to carry out financial restructuring, the belief of MK Rail and its Counsel that, given MK's current financial condition, the Settlement has obtained for MK Rail as much consideration as practicably possible under the circumstances, and MK Rail's plans to develop its business and increase stockholder value. MK Rail's Counsel and MK Rail, therefore, have determined that the Settlement set forth in this Stipulation is in the best interests of MK Rail.

                                       V.

                 DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

     The Individual Defendants in the Litigation have denied and continue to deny each and every claim and contention alleged by Plaintiff in this action. They have asserted and continue to assert many defenses thereto and have expressly denied and continue to deny any wrongdoing or legal liability whatsoever arising out of the conduct alleged in this action. Neither this Stipulation nor any document referred to herein nor any action taken to carry out this Stipulation is, may be construed as, or may be used as, an admission by or against the Defendants, or any of them, of any fault, wrongdoing or liability whatsoever. Entering into or carrying out this Stipulation or the exhibits hereto or any negotiations or proceedings related hereto shall not in any event be construed as, or deemed to be evidence of, an admission or concession with regard to the denials or defenses of any of the Defendants and shall not be offered or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever, other than to enforce the provisions of this Stipulation and the exhibits hereto or the provisions of any related agreement or release; except this Stipulation and the exhibits hereto may be filed in this action or in related litigation as evidence of this Settlement or in any subsequent action against or by the Defendants or the Released Parties to support a defense of RES JUDICATA, collateral estoppel, accord and satisfaction, release, or other theory of claim or issue preclusion, or similar defense.

                                       VI.

                 BENEFITS OF SETTLEMENT TO INDIVIDUAL DEFENDANTS

     Individual Defendants have concluded that it is desirable that the Litigation be settled in a manner and upon the terms and conditions set forth herein in order to avoid the expense, inconvenience, and distraction of further legal proceedings and to put to rest the Settled Claims, including Unknown Claims (as defined below), asserted by Plaintiff on behalf of MK Rail. In determining whether to enter into and/or to perform the Stipulation, the Individual Defendants also have considered a number of issues, including the uncertain outcome and risk of any litigation, especially in complex actions such as this one, as well as the difficulties and delays inherent in such litigation and the strengths and uncertainties of the claims and defenses asserted in this action. Defendants also have considered the current financial condition of MK and MK Rail, the need to resolve this action on terms that will enable MK to carry out a financial restructuring and MK Rail's plans to develop its business and increase stockholder value.

                                      VII.

                           THE TERMS OF THE SETTLEMENT

     NOW, THEREFORE, it is hereby stipulated and agreed by and among Plaintiff (on behalf of himself, MK Rail, and its stockholders), the Defendants, and the Insurers, by and through their respective counsel of record, that, subject to the approval of the Court, this action and all claims that have been or could have been asserted therein shall be finally and fully compromised and settled and this action shall be dismissed by the Court on the merits and with prejudice upon, and subject to, the terms and conditions of the Stipulation as follows:

A.   DEFINITIONS.

     As used in this Stipulation, the following terms shall have the defined meanings set forth below:

     1.   "MK" means Morrison Knudsen Corporation.

     2.   "MK Rail" means MK Rail Corporation.

     3. "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated organization or any other type of legal entity and their heirs, predecessors, successors, representatives and assigns.

     4.   "Court" means the District Court, Ada County, Idaho.

     5.   "Great American" means Great American Insurance Company.

     6.   "Fidelity" means The Fidelity and Casualty Company of New York.

     7.   "Reliance" means Reliance Insurance Company.

     8.   "CNA" means Continental Casualty Company.

     9. "Settlement" means a full and final compromise settlement and dismissal of all claims that have been or could have been asserted on behalf of MK Rail in this action on, and subject to, the terms and conditions of this Stipulation.

     10. "Insurers" means Great American, Reliance, Fidelity, and CNA, each of which has issued a directors and officers liability insurance policy under which coverage has been requested by the Individual Defendants.

     11. "Securities Actions" means the cases consolidated before the United States District Court for the District of Idaho in IN RE: MORRISON KNUDSEN SECURITIES LITIGATION, Case No. 94-334 (the "MK Securities Actions"); NEWMAN V. MK RAIL CORP., ET

           AL., Case No. 94-478; and SUSSER V. MK RAIL, ET AL., Case No. 94-477 (the "MK Rail Securities Actions").

     12.  "Defendants" means MK, MK Rail and the Individual Defendants.

     13. "Final Court Approval" means that a judgment has been entered by the Court in substantially the form set forth as Exhibit C and has become final and non-appealable (i) approving the Settlement on terms mutually satisfactory to the Parties and the Insurers; (ii) containing findings to the effect that the consideration for the Settlement is fair, reasonable and adequate and provides reasonably equivalent value to MK Rail for the releases MK Rail is providing for the Settled Claims, including Unknown Claims; and (iii) dismissing this action on the merits with prejudice and without costs except as provided herein.

     14. "Effective Date" means the date when the following has occurred: (1) Final Court Approval and (2) satisfaction of all other conditions to the Settlement set forth in this Stipulation.

     15. "Released Parties" or "Released Party" means the Defendants and the Insurers and all of their respective predecessors, successors and present, former and future officers, directors, employees, agents, attorneys, accountants, stockholders, investors, insurers, reinsurers, underwriters, investment bankers, advisors, affiliates, associates, present, former or future parents, subsidiaries or affiliates and each of their assigns, representatives, heirs, executors and administrators.

     16. "Settled Claims" means collectively all claims, including "Unknown Claims," demands, rights, liabilities, and causes of action of every nature and description whatsoever in law or equity, known or unknown, asserted or that might have been asserted directly, derivatively, or double derivatively, including, without limitation, claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty, or violations of any state or federal statutes, rules or regulations, either directly, in a representative capacity or in any other capacity by MK Rail, a stockholder of MK Rail, or Plaintiff against any of the Defendants or the Released Parties (i) arising out of, relating to, or in connection with, any of the acts, omissions, facts, events, matters, transactions or occurrences referred to, or which could have been referred to, in the complaint or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon facts that were or could have been alleged in the complaint or other pleadings filed in the Litigation on or before June 6, 1995; (ii) arising out of, relating to, or in connection with any compromise or settlement of claims that were or could have been asserted by or against any Party to the Litigation and/or the Securities Actions, or any of the Insurers; or (iii) that (x) otherwise, without limiting the foregoing, in any manner whatsoever relate to the formation, operation, administration, finances, securities or business of MK Rail occurring on or before January 26, 1996, and (y) are not insured under policy No. 444-83-22 issued by National Union Fire Insurance Company of Pittsburgh, Pennsylvania to MK Rail and policies excess thereof or any of such policies that may be renewed, if any, on terms to be agreed by the insureds and the Insurers. Notwithstanding the foregoing, nothing herein shall release or apply to any claim or claims that have been asserted on behalf of MK in the MK Derivative Action or that may be asserted by any stockholder of MK Rail in any capacity other than as a purchaser, seller or holder of MK Rail shares.

     17. "MK Rail Derivative Settlement Memorandum" or "Settlement Memorandum" means the Parties' memorandum of understanding executed as of August, 1995, regarding the settlement of this action.

     18. "Unknown Claims" means Settled Claims that Plaintiff or MK Rail or its stockholders do not know or suspect to exist in their favor at the time of the release of the Released Parties, which, if known by them, might have affected their settlement with the Defendants and release of the Released Parties or other action, including, but not limited to, the decision not to object to the Settlement. Plaintiff expressly waives on behalf of himself and the stockholders of MK and MK Rail any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Stipulation, including the provisions of Section 1542 of the California Civil Code, or other similar provision of any other law, to the extent deemed applicable (notwithstanding that the Stipulation does not provide for the application of California law), which provides as follows:

               Section 1542 GENERAL RELEASE; EXTENT. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of the execution of the release, which if known by him, must have materially affected his settlement with the debtor.

     19. "Notice" means the notice provided to the stockholders of MK Rail as approved by the Court.

     20.  "Derivative Actions" means all actions listed on Exhibit E hereto.

     B.   THERAPEUTIC MEASURES TO BE TAKEN BY MK RAIL.

     1. On or before the Effective Date, MK Rail will adopt the following procedures:

          a. For three years following the Effective Date, all meetings of the Board of Directors of MK Rail shall be held at MK Rail's headquarters in Pittsburgh, Pennsylvania, or at a location where there are significant MK Rail facilities. Thereafter, in setting the location for all meetings of the MK Rail Board of Directors, there shall be a presumption that the proper location for such meetings is at MK Rail's headquarters in Pittsburgh, Pennsylvania, or a location where there are significant MK Rail facilities. In the event of a material reason to use a facility other than those described above, MK Rail may schedule Board of Director meetings in such other places as a majority of the MK Rail Board of Directors shall approve.

          b. In setting the location for each annual meeting of the stockholders of MK Rail in the years 1995, 1996 and 1997, there shall be a presumption that the proper location for such meeting is Pittsburgh, Pennsylvania.

          c. The annual meeting of stockholders in 1996 will be held within the time period provided under Delaware law.

          d. Unless the stockholders determine otherwise, the majority of the MK Rail Board of Directors will be comprised of persons who are not full-time employees of MK or MK Rail. Disclosure must be made in any proxy statement provided to MK Rail stockholders, the annual report to stockholders and Form 10-K, of any common membership of any board member or members of their immediate families as officers or members of any governing board of any for-profit or not-for-profit organization, excluding churches or religious affiliations, but including common membership on the board or governing body of an organization or entity with a religious affiliation.

          e. No payments to William J. Agee shall be made by MK Rail or its subsidiaries.

          f. No senior level executive compensation shall be paid by MK Rail unless approved or authorized by a compensation committee of the MK Rail Board of Directors constituted solely of outside directors of MK Rail.

          g. At each regularly-scheduled MK Rail Board of Directors meeting, MK Rail's chief financial officer or his designee shall provide a report as to MK Rail's financial condition and prospects, including but not limited to a discussion of all reasons for material increases in expenses and liabilities, if any, and decreases in revenues and earnings, if any; management's plans for ameliorating or reversing such negative trends, and the success or failure of any such plans presented in the past.

          h. In the event stockholder approval is required for implementation of any provision of this Stipulation, MK Rail agrees that it will prepare resolutions proposing such provisions for inclusion in the proxy statement preceding the next annual meeting following the Effective Date and shall recommend stockholder approval of such resolutions.

     2. The parties further acknowledge that four and one half million dollars in the reduction of the intercompany debt owed by MK Rail to MK is attributable to the settlement of the MK Rail Derivative Action, the Derivative Actions and the

          Securities Actions on the terms as reflected in the collective memoranda of understanding.


     C.   NOTICE TO STOCKHOLDERS

     1. The cost of providing notice to the stockholders of MK Rail regarding the Settlement, in the manner ordered by the Court, will be paid by MK Rail. Plaintiff and Plaintiff's Counsel will cooperate with
          MK Rail in order to minimize the cost of notice.


     D.   PLAINTIFF'S COUNSEL'S FEES

     1. Plaintiff's Counsel will receive $250,000 in fees and expenses from plaintiffs' counsel in the MK Rail Securities Action.


     E.   PRELIMINARY ORDER, NOTICE AND SETTLEMENT HEARING

     1. As promptly as practicable after the execution hereof by all Parties hereto, the undersigned counsel shall submit this Stipulation to the Court and request a Preliminary Order scheduling a date for a hearing before the Court (the "Settlement Hearing") to consider whether the Settlement should be approved as fair, reasonable, and adequate, and providing that Notice shall be sent to all stockholders of MK Rail substantially in the form attached hereto as Exhibit A.

     2. The Preliminary Order shall be submitted in proposed form to the Court in substantially the form attached hereto as Exhibit B. The Preliminary Order shall specifically include provisions that, among other things:

          a. Approve the Notice for mailing to MK Rail stockholders of record as of January 15, 1996, or later, if practicable, notifying them of the Settlement Hearing and of their right to object to the Settlement;

          b. Direct the Parties to mail or cause to be mailed Notice to the stockholders of MK Rail, which Notice shall request that nominees for stockholders send the Notice to all beneficial owners of MK Rail shares within ten (10) days after receipt of the Notice;

          c. Direct MK Rail's counsel to serve on the Court proof by affidavit and declaration of the mailing of the Notice;

          d. Schedule a hearing to be held as soon as practicable to consider and determine (i) whether the proposed Settlement should be approved as fair, reasonable, and adequate; as providing reasonably equivalent value to MK Rail for the releases being provided; and as being in the best interests of MK Rail and its stockholders; and (ii) whether an order approving the Settlement and entering a final judgment should be entered thereon, dismissing this action on the merits and with prejudice.

          e. Provide that objections to the proposed Settlement and entry of a final judgment approving the Settlement shall be heard and any papers submitted in support of said objection shall be received and considered by the Court at the Settlement Hearing only if, on or before the date to be specified in the Preliminary Order (which shall be 10 days prior to the Settlement Hearing), Persons making objections shall file a notice of their intention to appear and copies of any papers in support of their position with the Clerk of the Court and serve such notice and papers on:

                              Jules Brody
                              Stull, Stull & Brody
                              6 East 45th Street
                              New York, NY  10017

                              Bruce J. Bistline
                              303 W. Bannock

                              Boise, ID  83701

                              Plaintiff's Counsel

                              Jennifer Wilson Hewitt
                              Doepken, Keevican & Weiss
                              USX Tower - 37th Floor
                              600 Grant Street
                              Pittsburgh, PA  15219

                              Counsel for MK Rail
                              P. Craig Storti
                              Hawley, Troxell, Ennis & Hawley
                              First Interstate Center
                              877 West Main Street - Suite 1000
                              Boise, ID  83701

                              Counsel for James Cleary

          f. Provide that the Settlement Hearing may, from time to time and without further notice, be continued or adjourned by order of the Court;

          g. Provide that all papers in support of the Settlement shall be filed prior to the Settlement Hearing;

          h. Provide that all reasonable costs incurred in printing, mailing or otherwise providing Notice to the stockholders of this settlement shall be paid by MK Rail;

          i. Provide that, if the Settlement is disapproved, cancelled or terminated in accordance with the terms of the Settlement Memorandum or this Stipulation, then the Settlement Memorandum and the Stipulation shall have no force and effect, and all negotiations, proceedings and statements made in connection herewith shall be without prejudice to the right of any Person, and the Parties to this action shall be restored to their respective positions existing as of June 5, 1995, provided, however, that expenses of printing, mailing and otherwise providing Notice, incurred but not yet paid, shall be paid as provided above; and

          j. Provide that, pending final determination of whether the Settlement should be approved, all discovery and other proceedings in this action are stayed.

     F.   FINAL JUDGMENT TO BE ENTERED BY COURT APPROVING THE SETTLEMENT

     1. If the Settlement, including any modification thereto made with the consent of the Parties and the Insurers as provided herein, is approved by the Court and the Settlement has not been terminated by the Parties or the Insurers pursuant to the Stipulation and all conditions to the consummation of the Settlement other than the entry of a final judgment have otherwise been satisfied or waived, the Parties shall ask the Court to enter a final judgment substantially in the form of Exhibit C attached hereto that shall:

          a. Approve the Settlement as fair, reasonable and adequate to Plaintiff, MK Rail, and its stockholders;

          b. Find that MK Rail received reasonably equivalent value for the releases provided to the Individual Defendants and Released Parties;

          c. Find the terms of this Stipulation to be valid and enforceable and direct consummation of the Settlement in accordance with the terms and provisions of this Stipulation;

          d. Dismiss this action against all Defendants with prejudice and without cost to any Party as against any other Party;

          e. Adjudge that, as more fully described herein, Plaintiff, MK Rail, and MK Rail's stockholders shall be deemed conclusively to have released the Settled Claims, including Unknown Claims, against the Released Parties.

               Notwithstanding that Plaintiff, any MK Rail stockholder or MK Rail may hereafter discover facts in addition to, or different from, those that they now know or believe to be true with respect to this action and the Settled Claims, including Unknown Claims, or with respect to the subject matter of the release, the Plaintiffs, MK Rail and all MK Rail stockholders upon the Effective Date shall be deemed fully, finally and forever to have settled and released any and all Settled Claims, including Unknown Claims, against the Released Parties, including all claims known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or heretofore have existed and without regard to subsequent discovery or existence of any such different or additional facts. Upon the Effective Date, Individual Defendants shall be deemed conclusively to have released Plaintiff and Plaintiff's Counsel only from those claims or potential claims against Plaintiff and Plaintiff's Counsel that are based upon, or arise out of, the institution, prosecution, assertion or resolution of this action and the Settled Claims, including Unknown Claims, provided however, that such releases shall not extend to claims arising out of any violations of this Stipulation;

          f. Bar and permanently enjoin Plaintiff and the stockholders of MK Rail from prosecuting the Settled Claims, including Unknown Claims, against the Individual Defendants and Released Parties;

          g. Bar and permanently enjoin Plaintiff and the stockholders of MK Rail, either directly or representatively, or in any other capacity, from instituting or prosecuting any action against any Person other than the Released Parties, to the extent that such action asserts any claim included in the definition of Settled Claims, including Unknown Claims, unless:
               (i) appropriate provision satisfactory to the Court is made to assure that the amounts to be collected pursuant to any Judgment will be available, if necessary, to meet the obligations that may exist under the provisions for indemnification set forth below as a consequence of such judgment, or (ii) any settlement of such claims provides for releases of claims or claims over of the settling party against the Released Parties co-extensive with those received by the Released Parties herein;

          h. For the purpose of effectuating the Parties' intention to protect the Released Parties from claims or claims-over of third parties arising out of the Settled Claims, including Unknown Claims:

               (i) Bar and permanently enjoin all Persons subject to the jurisdiction of the Court, either directly, representatively or in any other capacity, from instituting or prosecuting or continuing to prosecute, any action, claim, or claim-over against any Released Party on whatsoever theory (whether by way of third party or subsequent party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such Person to Plaintiff, MK Rail, or any stockholder of MK Rail in connection with, arising out of, or which is in any way related to, the Settled Claims, including Unknown Claims;

               (ii) Dismiss with prejudice and without costs any claims or claims-over asserted or deemed asserted by any Person against any Released Party on whatsoever theory (whether by way of third-party or subsequent-party complaint, cross-claim, separate action or otherwise, and whether under federal or state law) to recover in whole or in part any liability, direct or indirect, of such Person to Plaintiff, MK Rail or any stockholder of MK Rail in connection with, arising out of, or which in any way related to, the Settled Claims, including Unknown Claims;

               (iii) Order that any judgment by Plaintiff or stockholders of MK Rail as against any Person on a claim with respect to which such Person would have (but for the contribution bar ordered set forth above) a legally valid and enforceable right to contribution from any Released Party and that is in connection with, arising out of, or in any way related to, the Settled Claims, including Unknown Claims, shall be reduced by such percentage as reflects a determination of the relative fault or culpability, if any, of the Released Parties, as compared to the relative fault or culpability of such Person;

               (iv) Order that, if necessary in order further to effectuate the intention of the Parties that the Released Parties shall have no liability to any Person for contribution or indemnification with respect to any claim by Plaintiff or any stockholder of MK Rail against any Person with respect to the Settled Claims, including Unknown Claims, Plaintiff and each stockholder of MK Rail shall reduce or credit against any judgment or settlement he, she or it may obtain against any Person the full amount of any judgment or settlement such Person may obtain against any Released Party on any of the claims over on whatsoever theory (whether by way of third-party or subsequent-party complaint, cross-claim, separate action or otherwise) in connection with, or arising out of, or which is in any way related to, the Settled Claims, including Unknown Claims, including but not limited to claims over that have been, could have been, or could be alleged in this or any other action; and shall obtain from such Person for the benefit of the Released Parties a satisfaction in full of such Person's judgment or settlement against the Released Parties;

          i. Approve the agreement of Plaintiff and the stockholders of MK Rail that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Plaintiff and each stockholder of MK Rail indemnifies the Individual Defendants and the Released Parties and holds them harmless from, and against, any and all liability, including amounts paid in settlement and reasonable costs of defense, with respect to any claim made against such Individual Defendant or Released Party that is a Settled Claim, including an Unknown Claim or a claim over under whatsoever theory (whether by way of third- or subsequent-party claimant, cross-claim or separate action or otherwise) by any Person arising out of, or in any way related to, the Settled Claims, including Unknown Claims, including without limitation, claims over that have been, or could have been, alleged in this action; provided that the obligation of Plaintiff or each stockholder of MK Rail to indemnify and hold harmless is limited to the amount obtained by Plaintiff or stockholder of MK Rail, if any, as a result of any claims made against the Person asserting claims against an Individual Defendant or Released Party for which indemnification is sought;

          j. Approve the further agreement of the Parties and the Insurers that, in the event that any Person obtains any recovery by judgment, settlement or otherwise against any Individual Defendant or Released Party that is related in any way to the Settled Claims, including Unknown Claims, appropriate provision (including delaying distribution of the amounts payable under a judgment and, in case of settlement, obtaining releases to protect an Individual Defendant or a Released Party from any liability to such Persons on claims over) shall be made to assure the effectuation of the indemnity provided herein. In such event, any recovery against a Person that has not released any claims or claims over against an Individual Defendant or a Released Party shall be held in escrow pursuant to Order of the Court until any claims or claims over against a Released Party are finally determined, subject to the other limitations and provisions of this Stipulation;

          k. Order that the foregoing provisions of this Stipulation with respect to reduction of judgment and effectuation of indemnification are not intended to be exclusive and nothing herein shall be deemed to modify, lessen or impair the indemnity obligations of MK Rail in any situation to which the provisions apply;

          l. Approve the agreement of Plaintiff's Counsel that, should an action be brought against the Released Parties based upon the Settled Claims, including Unknown Claims, they shall cooperate with the Released Parties in moving for appropriate relief in accordance with this Stipulation at no cost to the Released Parties;

          m. Determine that, by reason of the Parties' Settlement, there is no just reason to delay and find expressly that the Final Judgment is a final judgment for purposes of appeal;

          n. Determine that the Stipulation and any proceedings in connection herewith are not, and should not in any event be, offered or received as evidence of a presumption, concession or admission of any misrepresentation or omission in any statement or written document made by any Released Party or offered or received as evidence of a presumption, concession or any admission of liability, fault, wrong-doing or any other dereliction of duty in this action or any other civil, criminal, bankruptcy or administrative action or proceeding, provided however, that reference may be made to this Stipulation and the Settlement in such proceedings as may be necessary to effectuate the provisions of this Stipulation;

          o. Reserve jurisdiction without affecting the finality of the Final Judgment for the purposes of implementing and enforcing the Settlement embodied in the Stipulation.

     G.   CONDITIONS OF SETTLEMENT

     1. This Stipulation shall be subject to the following conditions and, except as provided PARA H of this Stipulation, shall be cancelled and terminated unless:

          a. The Court shall enter a Preliminary Order as required by Section VII, E above;

          b.   Final Court Approval of this Settlement has been obtained; and

          c. The settlement of the MK Rail Securities Actions has been approved by a judgment that has become final and nonappealable.

     H.   EFFECTS OF TERMINATION OF THE SETTLEMENT

     1. If the Effective Date does not occur or if this Stipulation is disapproved, terminated or cancelled pursuant to its terms:

          a. All Parties shall be deemed to have returned to their respective litigation positions as of June 5, 1995;

          b. All Parties shall proceed in all respects as if this Stipulation had not been executed and the related orders and judgments had not been entered preserving in that event all of their respective claims and defenses in the action; and

          c.   All releases given in this Stipulation shall be null and void.

     I.   EXTENT OF RELEASES

     1.   From and after the Effective Date:

          a. Plaintiff acting in his derivative capacity, on behalf of himself, his heirs, executors and administrators, successors and assigns and any Person(s) he represents, including without limitation all stockholders of MK Rail, and their respective present and former parents, subsidiaries, affiliates, associates, officers, directors, employees and agents, attorneys and consultants, shall release, remise, acquit and forever discharge each of the Individual Defendants and Released Parties, their respective affiliates, associates, legal representatives, and the heirs, executors and administrators, successors and assigns of each, of and from every asserted or potential claim, right or cause of action, under federal, state or common law, or any other law, including without limitation claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or duty of loyalty and/or duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations, known or unknown, that has been, might have been, or might be asserted (i) arising out of, relating to, or in connection with, any of the acts, omissions, facts, events, matters, transactions or occurrences referred to, or which could have been referred to, in the complaint or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon facts that were or could have been alleged in the complaint or other pleadings filed in the Litigation on or before June 6, 1995; (ii) arising out of, relating to, or in connection with any compromise or settlement of claims that were or could have been asserted by or against any Party to the Litigation and/or the Securities Actions, or any of the Insurers; or (iii) that (x) otherwise, without limiting the foregoing, in any manner whatsoever relate to the formation, operation, administration, finances, securities or business of MK Rail occurring on or before January 26, 1996, and (y) are not insured under policy No. 444-83-22 issued by National Union Fire Insurance Company of Pittsburgh, Pennsylvania to MK Rail and policies excess thereof or any of such policies that may be renewed, if any, on terms to be agreed by the insureds and the Insurers. Notwithstanding the foregoing, nothing herein shall release or apply to any claim or claims that have been asserted on behalf of MK in the MK Derivative Action or that may be asserted by any stockholder of MK Rail in any capacity other than as a purchaser, seller or holder of MK Rail shares.

          b. Each of the Individual Defendants, their affiliates, associates, employees and agents, attorneys, or consultants, and the heirs, executors and administrators, successors and assigns of each, release one another of and from every asserted or potential claim, right or cause of action, including without limitation claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or duty of loyalty and/or duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations, known or unknown, that has been, might have been, or might be asserted in this action or in any other court or forum whatsoever (i) in connection with, arising out of, or in any way relating to, any acts, facts, transactions, occurrences, representations, omissions or other subject matter occurring on or before the date of signing of this Stipulation set forth, alleged, embraced or otherwise referred to in the Litigation or
               (ii) that in any manner whatsoever relates to the formation, operation, administration or business of MK Rail.

          c. MK Rail, on behalf of itself, its subsidiaries, affiliates, trustees, officers, directors, employees and agents and their respective heirs, executors and administrators, successors and assigns shall release, remise, acquit and forever discharge each of the Individual Defendants and Released Parties, their affiliates, heirs, executors and administrators, successors and assigns of each, of and from every asserted or potential claim, right or cause of action, under federal, state or common law, or any other law, including without limitation claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or duty of loyalty and/or duty of candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations, known or unknown, that has been, might have been, or might be asserted (i) arising out of, relating to, or in connection with, any of the acts, omissions, facts, events, matters, transactions or occurrences referred to, or which could have been referred to, in the complaint or other pleadings filed in the Litigation or otherwise alleged, asserted or contended in the Litigation based upon facts that were or could have been alleged in the complaint or other pleadings filed in the Litigation on or before June 6, 1995; (ii) arising out of, relating to, or in connection with any compromise or settlement of claims that were or could have been asserted by or against any Party to the Litigation and/or the Securities Actions, or any of the Insurers; or (iii) that (x) otherwise, without limiting the foregoing, in any manner whatsoever relate to the formation, operation, administration, finances, securities or business of MK Rail occurring on or before January 26, 1996, and (y) are not insured under policy No. 444-83-22 issued by National Union Fire Insurance Company of Pittsburgh, Pennsylvania to MK Rail and policies excess thereof, or any of such policies that may be renewed, if any, on terms to be agreed by the insureds and the Insurers. Notwithstanding the foregoing, nothing herein shall release or apply to any claim or claims that have been asserted on behalf of MK in the MK Derivative Action or that may be asserted by any stockholder of MK Rail in any capacity other than as a purchaser, seller or holder of MK Rail shares.

          d. Individual Defendants and MK Rail on behalf of themselves, their subsidiaries, affiliates, trustees, officers, directors, employees and agents, and their respective heirs, executors and administrators, successors, assigns release, remise and acquit and forever discharge Plaintiff and Plaintiff's Counsel only from those claims or potential claims against Plaintiff and Plaintiff's Counsel that are based upon, or arise out of, or are in connection with, the institution, assertion, prosecution or resolution of this action or the Settled Claims, including Unknown Claims. Notwithstanding the foregoing, nothing herein releases any claim arising out of a violation of this Stipulation by Plaintiff or Plaintiff's Counsel.

     2. The Parties each acknowledge that they may have sustained damages, expenses and losses in connection with the subject matter of the Settled Claims, including Unknown Claims, that are presently unknown or not suspected and that such damages, expenses and losses, if any, may give rise to additional damages, expenses or losses in the future that are not now anticipated by them. The Parties acknowledge that this Stipulation and the foregoing releases have been negotiated and agreed upon in light of this realization and, being represented by counsel and fully advised thereof, hereby expressly waive any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Stipulation, including the provisions of Section 1542 of the California Civil Code, to the extent deemed applicable (notwithstanding the choice of law provision of this Stipulation to the contrary), which provides as follows:

               "1542. GENERAL RELEASE-CLAIMS EXTINGUISHED. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     J.   GOVERNING LAW

     This Stipulation shall be governed by, subject to, and construed in accordance with the internal laws of the State of Delaware without regard to choice of law rules.


     K.   ENFORCEMENT OF STIPULATION

     This Stipulation shall be enforced solely in the Court. The Parties waive any objection that each such Party may now have or hereafter have to the venue of any such suit, action or proceeding to enforce this Stipulation and irrevocably consent to the jurisdiction of the Court in any suit, action or proceeding and agree to accept and acknowledge service of process that may be served in any such suit, action or proceeding. Insofar as an issue arises in a proceeding in another forum requiring interpretation of any of the provisions of this Stipulation and any Defendant intends to bring the issue before the Court, that Defendant will provide reasonable notice to all parties to that proceeding of that intent and shall make a good faith effort to negotiate an agreement on such issues in order to avoid the need to present the issue in the Court.


     L.   COUNTERPARTS

     This Stipulation may be executed in two or more counterparts.

     M.   RELEASES TO INSURERS

     The effectiveness of this Stipulation is conditioned upon the execution and delivery by MK, MK Rail and the Individual Defendants to the Insurers of agreements in form and substance satisfactory to the Insurers regarding releases and related matters.

     N.   MISCELLANEOUS PROVISIONS

     1. The Parties and the Insurers shall cooperate in good faith and use their best efforts to obtain as promptly as practical final approval of the Settlement and to implement the Settlement, including execution by the Parties and the Insurers of such further documents as are reasonably necessary to implement the provisions hereof and to obtain appropriate court orders. None of the Parties or Insurers shall seek to evade their good faith obligation to seek approval and implementation of this Settlement by virtue of any rulings, orders or governmental or other reports, legislative action, results of any further developments whether in this action, any other litigation, or otherwise that have occurred after June 5, 1995, or might occur hereafter and might be deemed to alter the relative strength of the Parties or Insurers with respect to any claims or defenses or their relative bargaining power with respect to negotiating the Settlement. The Parties deem this Settlement to be fair and reasonable and have arrived at this Settlement through arms' length negotiation, taking into account all relevant factors present or potential.

     2. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

     3. This Stipulation and the exhibits hereto constitute the entire agreement among the Parties and no representations, warranties or inducements have been made to any Party concerning this Stipulation or its exhibits other than the representations and warranties and covenants contained and memorialized in such document. This Stipulation supersedes and replaces the Settlement Memorandum. Except for indemnification provided by MK and MK Rail to the Individual Defendants or as otherwise provided herein, each Party shall bear its own costs.

     4. Counsel for each Party and each Insurer is authorized to sign this Stipulation on behalf of his/her respective client.

     O.   SUCCESSORS AND ASSIGNS

     This Stipulation shall be binding upon, and shall inure to the benefit of, the Parties and the Insurers and their respective successors, assigns, executors, administrators, heirs and legal representatives, as the case may be; provided, however, that no assignment by any Party or the Insurers shall operate to relieve such Party or Insurer of his, her, or its obligations hereunder.


     P.   NON-WAIVER OF PROVISIONS

     Any failure by any Party or Insurer to insist upon the strict performance by any other Party or Insurer of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party or Insurer, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party or Insurer.


     Q.   CAPTIONS

     The captions contained in this Stipulation are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Stipulation or the intent of any provision hereof.


     R.   ARM'S-LENGTH NEGOTIATIONS AND INTERPRETATION OF SETTLEMENT AGREEMENT

     This Stipulation, including the exhibits attached hereto, was executed after arm's length negotiations among the Parties and Insurers and reflects the conclusion of counsel for all the Parties and Insurers that the Settlement contemplated hereby, is fair, equitable and in the best interests of their respective clients.

     This Stipulation shall not be construed more strictly against any one Party or Insurer than another merely by virtue of the fact that the Stipulation may have been prepared by counsel for one of the Parties; it being recognized that, because of the arm's-length negotiations described above, all Parties and Insurers hereto have contributed substantially and materially to the preparation of this Stipulation.

     S.   AMENDMENTS

     This Stipulation may not be modified except by a writing signed by all of the Parties and the Insurers.

DATED:            March 12            , 1996
      --------------------------------

                                             Respectfully submitted,

/s/ Edward Dietrich                          /s/ Jennifer W. Hewitt
- --------------------------------------       -----------------------------------
Edward Dietrich                              Jennifer W. Hewitt
Stull, Stull & Brody                         Doepken, Keevican & Weiss
                                             Attorney for Nominal Defendant
                                             MK Rail Corporation

                                             /s/ David D. Aufhauser
                                             -----------------------------------
                                             David D. Aufhauser
                                             Williams & Connolly
                                             Attorney for Defendant
                                             William J. Agee

                                             /s/ Thomas J. Nolan
                                             -----------------------------------
                                             Thomas J. Nolan
                                             Howrey & Simon
                                             Attorney for Stephen G. Hanks

                                             /s/ P. Craig Storti
                                             -----------------------------------
                                             P. Craig Storti
                                             Hawley Troxell Ennis & Hawley
                                             Attorney for James F. Cleary

/s/ Cezar M. Froelich
- --------------------------------------
Cezar M. Froelich
Michael J. Howlett, Jr.
James Wilson
Shefsky Froelich & Devine Ltd.
Attorneys for:  John Arrillaga, Christopher
B. Hemmeter, Lindsay E.Fox, Peter S.
Lynch, Robert A. McCabe, Irene C. Peden,
Gerard R. Roche, John W. Rogers, Jr., Peter
V. Ueberroth


/s/ Douglas M. Kraus
- --------------------------------------
Douglas M. Kraus
Skaden Arps Slate Meagher & Flom
Attorney for:  Joseph F. Fearon and Michael
J. Farrell


/s/ James M. Doyle, Jr.
- --------------------------------------
James M. Doyle, Jr.
Matthews & Branscomb
Attorney for John P. Herbots


/s/ Jim Jones
- --------------------------------------
Jim Jones
Jim Jones & Associates
Attorney for Thomas Smith


/s/ Lawrence T. Hoyle, Jr.
- --------------------------------------
Lawrence T. Hoyle, Jr.
Hoyle Morris & Kerr
Attorney for Gunnar E. Sarsten


/s/ Steven Hibbard
- --------------------------------------
Steven Hibbard
McCutchen Doyle Brown & Enersen
Attorney for Stephen R. Grant


/s/ Kim West
- --------------------------------------
Kim West
Arter & Hadden
Attorney for Fidelity and Casualty Company

/s/ James Skarzynski
- --------------------------------------
James Skarzynski
Peterson & Ross
Attorney for Great American Insurance Co.


/s/ Michael Gassmann
- --------------------------------------
Michael Gassmann
Drinker, Biddle & Reath
Attorney for Reliance Insurance Co.


/s/ Cathy A. Simon
- --------------------------------------
Cathy A. Simon
Ross Dixon & Masback
Attorney for Continental Casualty

                             EXHIBITS AND SCHEDULES


     [The Registrant agrees to provide the Securities and Exchange Commission, upon request, with copies of Exhibits and or Schedules hereto.]